Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of STRATTEC SECURITY CORPORATION and subsidiaries (the “Company”), and the effectiveness of the Company's internal control over financial reporting dated September 5, 2014, appearing in the Annual Report on Form 10-K of STRATTEC SECURITY CORPORATION for the fiscal year ended June 29, 2014

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
November 6, 2014